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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

            PURSUANT TO SECTION 13 OR 15(d) OF SECURITIES ACT OF 1934

       Date of Report (Date of earliest event reported): November 24, 1998


                         FIRSTWORLD COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                     0-24953                33-0521976
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)

          9333 Genesee Avenue, Suite 200, San Diego, California, 92121
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (619) 552-8010


                                Page 1 of 3 Pages


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         This Current Report on Form 8-K is filed by FirstWorld Communications,
Inc., a Delaware corporation (the "Company"), in connection with the transactions described herein.

ITEM 5 - OTHER EVENTS

         On November 24, 1998, FirstWorld Communications, Inc. (the "Company") purchased all of the outstanding capital stock of Optec, Inc. ("Optec"), from Enron Communications, Inc. ("ECI"). Optec is a systems integrator with operations in Oregon and Washington and has approximately 90 employees in engineering, sales and operations. The Company also purchased from ECI an indefeasible right of use to fiber optic cable in a metropolitan area network serving Portland with routes connecting Beaverton and Hillsboro, Oregon. In addition, the Company obtained rights to OC-3 level capacity on a wide area network being developed by ECI that will connect up to 15 cities nationwide.

         The Company paid an aggregate of $18,000,000 in cash for the Optec capital stock, the indefeasible rights of use and the wide area network rights. The Company also repaid at closing approximately $4,000,000 of Optec's indebtedness to ECI. The Company deposited $1,000,000 of the total purchase price into an escrow account to be held for a three year period for the purpose of satisfying any claim made by the Company for breach of any representations, warranties or covenants made by ECI in the agreement relating to the Company's purchase of the Optec capital stock. The Company used available cash to fund the acquisition.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Date: December 3, 1998       FirstWorld Communications, Inc.



                                      By: /s/ Sheldon S. Ohringer
                                         --------------------------------------
                                          Sheldon S. Ohringer
                                          Chief Executive Officer and President





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